As filed with the Securities and Exchange Commission on May 1, 2006

Registration No. 333-•

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GREENHILL & CO., INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	51-0500737
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

300 Park Avenue
23rd Floor
New York, New York 10022
(212) 389-1500

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

John D. Liu Chief Financial Officer 300 Park Avenue 23rd Floor New York, New York 10022 (212) 389-1500	Ulrika Ekman General Counsel 300 Park Avenue 23rd Floor New York, New York 10022 (212) 389-1500

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Nicholas A. Kronfeld Davis Polk & Wardwell 450 Lexington Avenue New York, New York 10017 (212) 450-4950	David B. Harms Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004 (212 558-4000)

Approximate date of commencement of proposed sale to the public:    From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ________

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock, par value $0.01 per share	4,025,000 shares	$283,661,875	$30,352

(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457 under the Securities Act of 1933.

(2)	Calculated in accordance with Rule 457(o).

PROSPECTUS

4,025,000 Shares

Greenhill & Co., Inc.

COMMON STOCK

Certain selling stockholders may offer and sell shares of our common stock from time to time in amounts, at prices and on terms that will be determined at the time of any such offering. Each time any securities are offered pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering, including the names of the selling stockholders. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the method and terms of the offering.

You should carefully read this prospectus and any supplement, together with the documents we incorporate by reference, before you invest in our common stock.

Our common stock is listed on the New York Stock Exchange under the symbol ‘‘GHL’’.

Investing in our common stock involves certain risks. See ‘‘Risk Factors’’ beginning on page 5 of our annual report on Form 10-K for the year ended December 31, 2005, which is incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 1, 2006

You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus. The terms ‘‘Greenhill’’, ‘‘we,’’ ‘‘us,’’ and ‘‘our’’ refer to Greenhill & Co., Inc and, unless the context otherwise requires, its consolidated subsidiaries.

About this Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (‘‘SEC’’) utilizing a ‘‘shelf’’ registration process. Under this shelf process, certain of our stockholders may sell the common stock described in this prospectus in one or more offerings. This prospectus provides you with a general description of the common stock. Each time our stockholders sell common stock, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading ‘‘Where You Can Find More Information.’’

 GREENHILL

Overview

Greenhill is an independent investment banking firm that (i) provides financial advice on significant mergers, acquisitions, restructurings and similar corporate finance matters and (ii) manages merchant banking and venture capital funds and commits capital to those funds. We act for clients located throughout the world from offices in New York, London, Frankfurt and Dallas.

We were established in 1996 by Robert F. Greenhill, the former President of Morgan Stanley and former Chairman and Chief Executive of Smith Barney. Since its founding, Greenhill has grown steadily, recruiting a number of managing directors from major investment banks (as well as senior professionals from other institutions), with a range of geographic, industry or transaction specialities and different sets of corporate management and other relationships. As part of this expansion, we opened a London office in 1998, raised our first merchant banking fund in 2000, opened a Frankfurt office later in 2000 and began offering financial restructuring advice in 2001. On May 11, 2004, we converted from a limited liability company to a corporation, and completed an initial public offering of our common stock. We opened our Dallas office in April 2005 and completed the closing of our second merchant banking fund in June 2005. In April of 2006, we launched our new venture capital fund, Greenhill SAVP. As of May 1, 2006, we had 35 managing directors and senior advisors globally and had agreed to hire two more managing directors who are expected to start shortly.

Principal Sources of Revenue

Our principal sources of revenue are financial advisory and merchant banking fund management.

Financial Advisory

We provide a broad range of advice to global clients in relation to domestic and cross-border mergers, acquisitions, restructurings and similar corporate finance matters and are generally involved at each stage of these transactions, from initial structuring to final execution. Our focus is on providing high-quality advice to senior executive management and boards of directors of prominent large and mid-cap companies in transactions that typically are of the highest strategic and financial importance to those companies. We advise clients on strategic matters, including acquisitions, divestitures, defensive tactics, special committee assignments and other important corporate events. We provide advice on valuation, tactics, industry dynamics, structuring alternatives, timing and pricing of transactions, and financing alternatives. Where requested to do so, we may provide an opinion regarding the fairness of a transaction. In our restructuring practice, we advise debtors, creditors and companies experiencing financial distress as well as potential acquirors of distressed companies and assets. We provide advice on valuation, restructuring alternatives, capital structures, and sales or recapitalizations. We also assist those clients who seek court-assisted reorganizations by developing and seeking approval for plans of reorganization as well as the implementation of such plans. In providing financial advisory services, we draw on the extensive experience, corporate relationships and industry expertise of our managing directors and senior advisors.

Financial advisory revenues accounted for 49%, 64% and 86% of our revenues in the first quarter of 2006 and in fiscal years 2005 and 2004, respectively. Non-U.S. clients are a significant part of our business, generating 56% and 46% of our advisory revenues in 2005 and 2004, respectively. We generate revenues from our financial advisory services by charging our clients fees consisting principally of fees paid upon the successful conclusion of a transaction, fees paid upon the announcement of a transaction, fees paid upon the commencement of an engagement and, in connection principally with restructuring assignments, monthly retainer fees.

Merchant Banking Fund Management

Our merchant banking fund management activities currently consist primarily of management of and investment in Greenhill’s merchant banking funds, Greenhill Capital Partners I (or ‘‘GCP I’’) and Greenhill Capital Partners II (or ‘‘GCP II’’, and collectively ‘‘Greenhill Capital Partners’’ or ‘‘GCP’’), a family of merchant banking funds that invest in portfolio companies. Merchant banking funds are private investment funds raised from contributions by qualified institutional investors and financially sophisticated individuals. The funds make substantial, sometimes controlling, investments, generally in non-public companies and typically with a view toward divesting within 3 to 5 years. We pursue merchant banking fund management activities in addition to our financial advisory activities because we believe such activities can generate attractive returns on the firm’s capital, and because we can further leverage our managing directors’ industry knowledge and corporate relationships to pursue these investment activities. We believe we can pursue merchant banking opportunities without creating conflicts with our advisory clients by typically focusing on significantly smaller companies than those with respect to which we seek to provide financial advice. Our merchant banking funds typically make controlling or influential minority investments of $10 million to $75 million in companies with valuations that are between $50 million and $500 million at the time of investment. Our funds have invested a substantial portion of their capital in the energy, financial services and telecommunications industries. We expect to expand our merchant banking fund management activities over time.

Merchant banking revenues accounted for 51%, 36% and 14% of our revenues in the first quarter of 2006 and in fiscal years 2005 and 2004, respectively. We generate merchant banking revenue from (i) management fees paid by the funds, (ii) gains (or losses) on our investments in the merchant banking funds, and (iii) profit overrides. We charge management fees to all non-affiliated investors in each of our funds and all employees in our second fund. We may also earn gains (or losses) from our capital investment in our merchant banking funds depending upon the performance of the funds. Our investments in our merchant banking funds generate realized and unrealized investment gains (or losses) based on our allocable share of earnings generated by the funds. As the general partner of our merchant banking funds we make investment decisions for the funds and are entitled to receive an override on the profits of the funds.

We began our merchant banking activities in 2000 with the establishment of GCP I, which had total committed capital of $423 million. In 2005 we expanded our merchant banking activities with the closing of our second merchant banking fund, GCP II, which had total committed capital of $875 million. The firm has committed approximately 10%, or $88.5 million, to GCP II and our managing directors and other employees have committed an additional $136 million to that fund.

In April of 2006, we completed the initial closing of a venture capital fund, Greenhill SAVP (or "GSAVP"), with $80 million of committed capital. The firm has committed $11 million to GSAVP, and our managing directors and other professionals have committed an additional $20 million to GSAVP.

Our principal executive offices are located at 300 Park Avenue, 23rd Floor, New York, New York 10022, and our telephone number is (212) 389-1500. We maintain a website at www.greenhill-co.com where general information about us is available. We are not incorporating the contents of the website into this prospectus.

 WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement and the exhibits and schedules thereto.

The SEC allows us to ‘‘incorporate by reference’’ the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents we file pursuant to Section 13(a), 13(c), 14 or 15 (d) of the Securities Exchange Act of 1934, as amended (the ‘‘Exchange Act’’), on or after the date of this prospectus and prior to the termination of the offering under this prospectus:

(a)	Current Reports on Form 8-K filed on January 31, 2006 and April 6, 2006;

(b)	Quarterly Report on Form 10-Q dated March 31, 2006;

(c)	Annual Report on Form 10-K for the year ended December 31, 2005; and

(d)	Registration Statement on Form 8-A dated April 20, 2004

You may request a copy of these filings at no cost, by writing or telephoning:

Investor Relations

Greenhill & Co., Inc.

300 Park Avenue
23rd Floor
New York, New York 10022
Telephone: (212) 389-1800
E-mail Address: Investorrelations@greenhill-co.com

 SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify these statements by forward-looking words such as ‘‘may’’, ‘‘might’’, ‘‘will’’, ‘‘should’’, ‘‘expect’’, ‘‘plan’’, ‘‘anticipate’’, ‘‘believe’’, ‘‘estimate’’, ‘‘predict’’, ‘‘potential’’ or ‘‘continue’’, the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. In particular, you should consider the numerous risks outlined under ‘‘Risk Factors’’ in our Annual Report on Form 10-K for the year ended December 31, 2005 (the ‘‘10-K’’), which is incorporated by reference into this prospectus.

These risks are not exhaustive. Other sections of this prospectus, any prospectus supplement and the documents incorporated by reference may include additional factors which could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this filing to conform our prior statements to actual results or revised expectations.

Forward-looking statements include, but are not limited to, the following:

•	the statements about (i) our expectation that our total compensation and benefits, including that payable to our managing directors, will not exceed 50% of total revenues in the 10-K under ‘‘Management’s Discussion and Analysis of Financial Condition and Results of Operations—Compensation and Benefits’’ and ‘‘Notes to Consolidated Financial Statements—Pro Forma Financial Information’’ and (ii) our expectation to make certain principal investments and our expectation of revenues from a profit override and from gains on investments of our capital beginning in 2004 in the 10-K under ‘‘Business—Principal Sources of Revenue—Merchant Banking Fund Management’’ and ‘‘Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources’’;

•	the statement about our expectation of benefits from a sustained increase in M&A volume in the 10-K under ‘‘Management’s Discussion and Analysis of Financial Condition and Results of Operations—Business Environment’’;

•	the statement about our expectation of a decline in financial distressed-driven business in the 10-K under ‘‘Management’s Discussion and Analysis of Financial Condition and Results of Operations—Financial Advisory Revenues’’;

•	the statement about our expectations that we will expand our merchant banking management business in the 10-K under ‘‘Overview—Merchant Banking Fund Management’’;

•	the statement about new managing directors add incrementally to our revenue and income growth potential in the 10-K under ‘‘Management’s Discussion Analysis of Financial Condition and Results of Operations—Overview’’;

•	the statements about our expectations that the management fees and profit overrides we earn in our merchant banking management business will or could increase in the 10-K under ‘‘Management’s Discussion Analysis of Financial Condition and Results of Operations—Merchant Banking Fund Management’’;

•	the statement about our expectation that operating costs will increase as we grow our business in the 10-K under ‘‘Management’s Discussion Analysis of Financial Condition and Results of Operations—Non-Compensation Costs’’: and

•	the discussion of our ability to meet liquidity needs without maintaining significant cash balances in the 10-K under ‘‘Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources’’.

 DESCRIPTION OF CAPITAL STOCK

General Matters

The following description of our common stock and preferred stock and the relevant provisions of our amended and restated certificate of incorporation and amended and restated bylaws are summaries thereof and are qualified by reference to our amended and restated certificate of incorporation and amended and restated bylaws, copies of which have been filed with the Securities and Exchange Commission as exhibits to the 10-K, which is incorporated by reference into this prospectus.

Our authorized capital stock currently consists of 100,000,000 shares of common stock, $0.01 par value, and 10,000,000 shares of preferred stock, $0.01 par value.

Common Stock

As of April 26, 2006, there were 29,079,266 shares of common stock outstanding.

The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. See ‘‘Dividend Policy’’. In the event of liquidation, dissolution or winding up of Greenhill, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable, and the shares of common stock to be issued upon completion of this offering will be fully paid and non-assessable. As of April 21, 2006, there were 34 holders of record of our common stock.

Preferred Stock

The Board of Directors has the authority to issue preferred stock in one or more classes or series and to fix the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any class or series, without further vote or action by the shareholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of Greenhill without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock. At present, Greenhill has no plans to issue any of the preferred stock.

Voting

The affirmative vote of a majority of the shares of our capital stock present, in person or by written proxy, at a meeting of stockholders and entitled to vote on the subject matter will be the act of the stockholders.

Our amended and restated certificate of incorporation may be amended in any manner provided by the Delaware General Corporation Law. The Board of Directors has the power to adopt, amend or repeal our amended and restated bylaws.

Action by Written Consent

Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the consent to such action in writing is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting.

Anti-Takeover Effects of Delaware Law

Greenhill is subject to the ‘‘business combination’’ provisions of Section 203 of the Delaware General Corporation Law. In general, such provisions prohibit a publicly held Delaware corporation from engaging in various ‘‘business combination’’ transactions with any interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•	the transaction is approved by the Board of Directors prior to the date the interested stockholder obtained such status;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•	on or subsequent to such date, the business combination is approved by the Board of Directors and

•	authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

A ‘‘business combination’’ is defined to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder. In general, an ‘‘interested stockholder’’ is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to Greenhill and, accordingly, may discourage attempts to acquire Greenhill even though such a transaction may offer Greenhill’s stockholders the opportunity to sell their stock at a price above the prevailing market price.

Limitation of Liability and Indemnification Matters

Our amended and restated certificate of incorporation provides that a director of Greenhill will not be liable to Greenhill or its shareholders for monetary damages for breach of fiduciary duty as a director, except in certain cases where liability is mandated by the Delaware General Corporation Law. Our amended and restated certificate of incorporation also provides for indemnification, to the fullest extent permitted by law, by Greenhill of any person made or threatened to be made a party to, or who is involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of Greenhill, or at the request of Greenhill, serves or served as a director or officer of any other enterprise, against all expenses, liabilities, losses and claims actually incurred or suffered by such person in connection with the action, suit or proceeding. Our amended and restated certificate of incorporation also provides that, to the extent authorized from time to time by our Board of Directors, Greenhill may provide indemnification to any one or more employees and other agents of Greenhill to the extent and effect determined by the Board of Directors to be appropriate and authorized by the Delaware General Corporation Law. Our amended and restated certificate of incorporation also permits us to purchase and maintain insurance for the foregoing and we expect to maintain such insurance.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol ‘‘GHL’’.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

 USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement, the selling stockholders will receive all of the net proceeds from the sale of the shares of common stock offered by this prospectus. We will not receive any proceeds from the offering contemplated by this prospectus.

 VALIDITY OF SECURITIES

The validity of the common stock in respect of which this prospectus is being delivered will be passed on for us by Davis Polk & Wardwell. Ms. Ulrika Ekman, the General Counsel of Greenhill, was a partner of Davis Polk & Wardwell until joining Greenhill in May 2004.

 EXPERTS

The consolidated financial statements of Greenhill as of December 31, 2005 and 2004 and for each of the three years in the period ended December 31, 2005 incorporated by reference in this prospectus have been audited by Ernst & Young LLP, independent registered public accounting firm, as stated in their reports appearing therein, and have been so included in reliance on the reports of said firm, given on the authority of said firm as experts in auditing and accounting.

Except as otherwise indicated, all amounts with respect to the volume, number and market share of mergers and acquisitions transactions and related ranking information incorporated by reference in this prospectus have been derived from information compiled and classified by Thomson Financial.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the securities being registered hereby.

Amount to be Paid
Registration fee	$30,352
NASD filing fees	28,867
Printing	25,000
Legal fees and expenses	75,000
Accounting fees and expenses	35,000
Transfer agent and registrar fees	10,000
Miscellaneous	50,000
TOTAL	$254,219

Item 15.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Article Ninth of the Registrant’s Certificate of Incorporation provides for indemnification by the Registrant of its directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant’s Certificate of Incorporation provides for such limitation of liability to the fullest extent permitted by Delaware General Corporation Law.

The Registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the Registrant, and (b) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to any indemnification provision contained in the Registrant’s Certificate of Incorporation or otherwise as a matter of law.

The proposed forms of Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement provide for indemnification of directors and certain officers of the Registrant by the underwriters against certain liabilities.

Item 16.	Exhibits and Financial Statement Schedules

(a)	The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Document
1.1	Form of Underwriting Agreement*
4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s registration statement on Form S-1/A (No. 333-113526) filed on April 30, 2004)
5.1	Opinion of Davis Polk & Wardwell
23.1	Consent of Ernst & Young LLP
23.2	Consent of Davis Polk & Wardwell (included in Exhibit 5.1)
23.3	Consent of Thomson Financial
24.1	Power of Attorney (included on the signature page of the Registration Statement)

*	To be filed as an exhibit to a Current Report on Form 8-K which will be incorporated by reference herein.

Item 17.	Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the ‘‘Calculation of Registration Fee’’ table in the effective registration statement;

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act of
1933 to any purchaser:

(A)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(c)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 1, 2006.

Greenhill & Co., Inc.
By:	/s/ Robert F. Greenhill
Name: Robert F. Greenhill
Title: Chairman, Chief Executive Officer and Director

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert F Greenhill, Scott L. Bok and John D. Liu, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert F. Greenhill	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	May 1, 2006

Robert F.Greenhill

/s/ John D. Liu	Chief Financial Officer (Principal Financial Officer)	May 1, 2006

John D. Liu

/s/ Harold J. Rodriguez, Jr.	Managing Director – Finance, Regulation & Operations (Principal Accounting Officer)	May 1, 2006

Harold J. Rodriguez, Jr.

/s/ Scott L. Bok	Director	May 1, 2006

Scott L. Bok

/s/ Simon A. Borrows	Director	May 1, 2006

Simon A. Borrows

/s/ John C. Danforth	Director	May 1, 2006

John C. Danforth

Signature	Title	Date

/s/ Steven F. Goldstone	Director	May 1, 2006

Steven F. Goldstone

/s/ Stephen L. Key	Director	May 1, 2006

Stephen L. Key

/s/ Isabel V. Sawhill	Director	May 1, 2006

Isabel V. Sawhill

EXHIBIT INDEX

Exhibit No.	Document
1.1	Form of Underwriting Agreement*
4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s registration statement on Form S-1/A (No. 333-113526) filed on April 30, 2004)
5.1	Opinion of Davis Polk & Wardwell
23.1	Consent of Ernst & Young LLP
23.2	Consent of Davis Polk & Wardwell (included in Exhibit 5.1)
23.3	Consent of Thomson Financial
24.1	Power of Attorney (included on the signature page of the Registration Statement)

*	To be filed as an exhibit to a Current Report on Form 8-K which will be incorporated by reference herein.